EXECUTION COPY

UNDERWRITING AGREEMENT

March 27, 2014

Lorus Therapeutics Inc.
2 Meridian Road
Toronto, Ontario
M9W 4Z7

Attention:	Gregory K. Chow Chief Financial Officer

Dear Sir:

RBC Dominion Securities Inc. (the “Lead Underwriter”), Roth Capital Partners, LLC (“ROTH”) and Cormark Securities Inc. (collectively with the Lead Underwriter, the “Underwriters”) understand that Lorus Therapeutics Inc. (the “Company”):

(i)	proposes to issue and sell an aggregate of 50,000,000 common shares of the Company (the “Offered Shares”); and

(ii)	has filed a preliminary short form prospectus dated March 26, 2014 (such short form prospectus, including the documents incorporated by reference therein, the “Initial Preliminary Prospectus”) relating to the distribution of the Offered Shares and the Over-Allotment Shares (as defined herein) (collectively, the “Offered Securities”) with the Securities Commissions (as defined herein) and that a Passport Decision Document (as defined herein) was issued on March 26, 2014 in respect of the Initial Preliminary Prospectus by the Ontario Securities Commission (the “Reviewing Authority”), in its capacity as principal regulator, pursuant to the Passport System (as defined herein) evidencing that a receipt therefor has been issued by the Securities Commissions.

Upon and subject to the terms and conditions hereof: the Underwriters hereby severally offer to purchase from the Company in their respective percentages set out in paragraph 13 hereof, and the Company hereby agrees to sell to the Underwriters the Offered Shares at a price of $0.50 per Offered Share (the “Offering Price”), for an aggregate purchase price of $25,000,000 (the “Purchase Price”).

The Company shall, as soon as possible after the execution hereof and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Securities Laws with each of the Securities Commissions an amended and restated Initial Preliminary Prospectus (such short form prospectus, including the documents incorporated by reference therein, the “Amended and Restated Preliminary Prospectus”) and all other required documents and obtain a Passport Decision Document therefor from the Reviewing Authority no later than 5:00 p.m. (Toronto time) on March 27, 2014. The Company shall also prepare and, forthwith after any comments with respect to the Amended and Restated Preliminary Prospectus have been received from and have been resolved with the Reviewing Authority, and on a basis acceptable to the Underwriters, acting reasonably, file under and as required by Securities Laws with each of the Securities Commissions a (final) short form prospectus (such short form prospectus, including the documents incorporated by reference therein, which includes, for greater certainty, the template version (as defined herein) of any marketing materials (as defined herein) provided to potential investors in accordance with paragraph 4 in connection with the distribution of the Offered Securities) (the “Final Prospectus”) and all other required documents, in order to qualify for distribution to the public the Offered Securities in each of the Qualifying Jurisdictions through the Underwriters (other than ROTH), and obtain a Passport Decision Document therefor from the Reviewing Authority no later than the Qualification Deadline (as defined herein).

Offered Securities may also be offered and sold in the United States by the Underwriters directly or through their U.S. registered broker-dealer affiliates (the “U.S. Affiliates”), as applicable, pursuant to, and only pursuant to, Rule 144A (as defined herein) and in accordance with applicable state securities laws and the provisions of Annex A hereto.

The Company hereby grants to the Underwriters an over-allotment option (the “Over-Allotment Option”) for the purpose of satisfying over-allotments, if any, and for market stabilization purposes by the Underwriters. The Over-Allotment Option shall entitle the Underwriters to purchase from the Company up to an additional 7,500,000 common shares of the Company (the “Over-Allotment Shares”) at a price of $0.50 per Over-Allotment Share. The Over-Allotment Option shall be exercisable in whole or in part, at any time and from time to time, up to 30 days after the Closing Date (the “Over-Allotment Expiry Date”). Each Underwriter may purchase their respective percentages, as set out in paragraph 13 hereof, of Over-Allotment Shares in respect of which the Over-Allotment Option is exercised. If the Lead Underwriter, on behalf of the Underwriters, elects to exercise the Over-Allotment Option, the Lead Underwriter shall deliver written notice to the Company specifying the number of Over-Allotment Shares in respect of which the Over-Allotment Option is at such time being exercised.

In consideration of the Underwriters’ agreement to purchase the Offered Shares which will result from the acceptance of this offer by the Company, and in consideration of the services to be rendered by the Underwriters in connection with the Offering (as defined herein), the Company agrees to pay to the Lead Underwriter, on behalf of the Underwriters, at the Closing Time (as defined herein) a cash fee (the “Underwriting Fee”) of $1,750,000 (being 7.0% of the gross proceeds of the Offered Shares purchased by the Underwriters at the Closing Time), and the Company agrees to pay to the Lead Underwriter, on behalf of the Underwriters, at the Over-Allotment Closing Time (as defined herein) the fee set forth in paragraph 8.3, in each case, plus applicable taxes, if any. The Lead Underwriter shall be entitled to receive, out of the Underwriting Fee, a work fee equal to 6.0% of the aggregate Underwriting Fee (the “Work Fee”). The allocation of the remainder of the Underwriting Fee (after application of the Work Fee) among the Underwriters will be in the respective percentages set forth in paragraph 13 hereof.

Terms and Conditions

1.	Definitions and Interpretation

1.1	Whenever used in this Agreement:

“Agreement” means this underwriting agreement;

“Amended and Restated Preliminary Prospectus” has the meaning given to it above;

“Amendment” means the Amended and Restated Preliminary Prospectus and any other amendment to the Preliminary Prospectus or the Final Prospectus required to be prepared and filed by the Company under Securities Laws in connection with the Offering;

“Auditors” means KPMG LLP;

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“Business Day” means any day other than a Saturday or a Sunday on which Schedule I Canadian chartered banks are open for business in Toronto, Ontario;

“Claims” means, with respect to any Indemnified Party, any losses (other than losses of profit in connection with the distribution of the Offered Securities), claims, costs, expenses, actions, suits, proceedings, investigations, damages and liabilities (joint and several), including, without limitation, the fees and expenses of such Indemnified Party’s counsel, all amounts paid to settle Claims if settled in accordance with the terms hereof or satisfy judgments or awards, and other out-of-pocket expenses incurred in investigating and defending any pending or threatened action, suit, proceeding, investigation or claim that may be made or threatened against any such Indemnified Party or in enforcing any indemnification provided for hereunder;

“Closing Date” means April 10, 2014 or any earlier or later date as the Company and the Lead Underwriter, on behalf of the Underwriters, may mutually agree upon in writing as the date on which the transactions contemplated herein are completed;

“Closing Time” means 8:00 a.m., Toronto time, on the Closing Date, or such other time on the Closing Date as the Company and the Lead Underwriter, on behalf of the Underwriters, may mutually agree upon;

“Common Shares” means the common shares of the Company and includes, for certainty, the Offered Securities;

“Company” has the meaning given to it above;

“Company Entities” means, collectively, the Company and NuChem Pharmaceuticals Inc.;

“Company Intangible Property” means the Intangible Property owned or licensed by or to the Company or any other of the Company Entities or in which the Company or any other of the Company Entities has an interest;

“DEA” has the meaning given to it in paragraph 7.1.27;

“Defaulted Shares” has the meaning given to it in paragraph 13.2;

“Environmental Laws” means any applicable law, regulation, order, judgment, injunction, permit, license, authorization or other binding requirement relating to human health or safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of Hazardous Substances;

“FDA” has the meaning given to it in paragraph 7.1.27;

“Final Prospectus” has the meaning given to it above;

“Financial Statements” means (i) the audited consolidated financial statements of the Company as at and for the year ended May 31, 2013, the Auditors’ report thereon and the notes thereto, and (ii) the unaudited consolidated financial statements of the Company for the six month period ended November 30, 2013;

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“FINRA” means Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any federal, provincial, state, municipal, local or other governmental or public department, commission, board, bureau, agency, instrumentality or body, domestic or foreign, any subdivision or authority of any of the foregoing or any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the foregoing;

“Governmental Licences” has the meaning given to it in paragraph 7.1.27;

“Hazardous Substances” has the meaning given to it in paragraph 7.1.29;

“Health Canada” has the meaning given to it in paragraph 7.1.27;

“Indemnified Parties” has the meaning given to it in paragraph 9.1;

“Indemnifying Party” has the meaning given to it in paragraph 9.1;

“Initial Preliminary Prospectus” has the meaning given to it above;

“Intangible Property” means all patents, patentable subject matter, copyrights, registered and unregistered trade-marks, service marks, domain names, trade-names, logos, commercial symbols, industrial designs (including applications for all of the foregoing and renewals, divisions, continuations, continuations-in-part, extensions and reissues, where applicable, relating thereto), inventions, licences, sublicences, trade secrets, know-how, confidential and proprietary information, patterns, drawings, computer software, databases and all other intellectual property, whether registered or not, owned by, licensed to or used by a person, in any format or medium whatsoever;

“Knowledge” means information to the best of the knowledge, after due inquiry, of the following persons: Dr. William Rice, Gregory Chow, Avanish Vellanki and Elizabeth Williams and includes any information that they ought reasonably to have known;

“Lead Underwriter” has the meaning given to it above;

“marketing materials” has the meaning ascribed thereto in NI 41-101;

“Material Adverse Effect” means, in respect of the Company, any fact, event, effect or change, as the case may be, that (i) is or is reasonably likely to be materially adverse to the results of operations, financial condition, prospects, business, assets, capital, liabilities (contingent or otherwise) or operations of the Company Entities (taken as a whole) or (ii) would result in any Offering Document containing a misrepresentation;

“NI 41-101” means National Instrument 41-101 General Prospectus Requirements, as amended and replaced;

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“NI 44-101” means National Instrument 44-101 Short Form Prospectus Distributions, as amended and replaced;

“Offered Securities” has the meaning given to it above;

“Offered Shares” has the meaning given to it above;

“Offering” means the offering of Offered Securities pursuant to the Final Prospectus as described under the “Plan of Distribution” section thereof;

“Offering Documents” means the Initial Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, the Final Prospectus, the U.S. Placement Memorandum (as defined herein) and any Amendment;

“Offering Price” has the meaning given to it above;

“Over-Allotment Closing Time” has the meaning given to it in paragraph 8.3;

“Over-Allotment Expiry Date” has the meaning given to it above;

“Over-Allotment Option” has the meaning given to it above;

“Over-Allotment Shares” has the meaning given to it above;

“Passport Decision Document” means a decision document issued by the applicable Securities Commission, as principal regulator, pursuant to the Passport System and which evidences the receipt by the Securities Commissions in each of the other Qualifying Jurisdictions for the Initial Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, the Final Prospectus or any Amendment, as the case may be;

“Passport System” means the passport system procedures provided for under National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions;

“person” means any individual, partnership, limited partnership, joint venture, sole proprietorship, company or corporation, trust, trustee, unincorporated organization, a government or an agency or political subdivision thereof;

“Purchase Price” has the meaning given to it above;

“Qualification Deadline” means 5:00 p.m. (Toronto time) on April 3, 2014 or such later date and time as the Company and the Lead Underwriter, on behalf of the Underwriters, may mutually agree upon in writing;

“Qualifying Jurisdictions” mean, collectively, all of the provinces of Canada other than Quebec;

“Refusing Underwriter” has the meaning given to it in paragraph 13.2;

“Reviewing Authority” has the meaning given to it above;

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“ROTH” has the meaning given to it above;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commission” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Securities Laws” mean, collectively, and, as the context may require, the applicable securities laws of each of the Qualifying Jurisdictions, and the respective regulations and rules made under those securities laws together with all applicable policy statements, instruments, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement together with applicable published policy statements of the Canadian Securities Administrators, as the context may require;

“Selling Firms” has the meaning given to it in paragraph 2.1.1;

“Standard Listing Conditions” has the meaning given to it in paragraph 5.2;

“Stock Exchange” means the Toronto Stock Exchange;

“template version” has the meaning ascribed thereto in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“Underwriters” has the meaning given to it above;

“Underwriters’ Disclosure” means disclosure in respect of one or more of the Underwriters provided to the Company in writing by an Underwriter for inclusion in the applicable disclosure document;

“Underwriting Fee” has the meaning given to it above and in paragraph 8.3;

“United States Purchaser” means a person in the United States who agrees to purchase Offered Securities in accordance with Annex A attached hereto;

“U.S. Affiliates” has the meaning given to it above;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Placement Memorandum” means the Initial Preliminary Prospectus, the Amended and Restated Preliminary Prospectus and the Final Prospectus supplemented with wrap pages for the purpose of, among other things, describing restrictions imposed under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

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“U.S. Securities Laws” means the applicable blue sky or securities legislation of any state or territory of the United States or the District of Columbia and the rules and regulations promulgated thereunder, together with the U.S. federal securities laws, including, without limitation, the U.S. Exchange Act and the U.S. Securities Act; and

“Work Fee” has the meaning given to it above.

1.2	Whenever used in this Agreement, the terms “affiliate”, “associate”, “distribution”, “misrepresentation”, “material fact” and “material change” shall, except to the extent modified herein or as the context requires, have the meanings given to such terms, and “distribution” shall include a “distribution to the public” as defined, under applicable Securities Laws.

1.3	Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

1.4	All references to monetary amounts in this Agreement are to the lawful money of Canada.

1.5	All capitalized terms not otherwise defined herein shall have the meanings given to them in the Offering Documents.

2.	Covenants of the Underwriters

2.1	The Underwriters covenant with the Company that:

2.1.1	during the course of the distribution of the Offered Securities to the public by or through the Underwriters (other than ROTH), the Underwriters (other than ROTH) will offer the Offered Securities for sale to the public on behalf of the Company, directly and through other investment dealers and brokers (the Underwriters (other than ROTH), together with such investment dealers and brokers, are referred to herein as the “Selling Firms”) in the Qualifying Jurisdictions only as permitted by and in accordance with applicable Securities Laws which, for greater certainty, shall include delivery by the Underwriters (other than ROTH) of a copy of the Final Prospectus and any Amendment to each purchaser of Offered Securities from the Underwriters (other than ROTH), only upon the terms and conditions set forth in this Agreement and that they will not, directly or indirectly, offer Offered Securities for sale in any jurisdiction, other than the Qualifying Jurisdictions, that would require the filing of a prospectus, registration statement, offering memorandum or similar document or would result in the Company having any reporting or other obligation in such jurisdiction (other than a Form D in the United States in connection with any private placement of the Offered Securities in the United States). In particular, the Underwriters acknowledge that the Offered Securities have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States, except as hereinafter provided in accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A. The Underwriters make the representations, warranties and covenants applicable to them in Annex A hereto and agree, on behalf of themselves and their U.S. Affiliates, as applicable, for the benefit of the Company, to comply with the selling restrictions imposed by the laws of the United States and described in Annex A hereto, which forms part of this Agreement. They also agree to obtain such an agreement from each Selling Firm. For greater certainty, ROTH will not, directly or indirectly, solicit offers to purchase or sell Offered Securities in Canada.

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2.1.2	For the purposes of this paragraph 2, the Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution in any province of Canada referred to in the Passport Decision Document for the Final Prospectus obtained from the Reviewing Authority following the filing of the Final Prospectus until the Underwriters receive written notice to the contrary from the Company or the applicable Securities Commissions.

2.1.3	Notwithstanding the foregoing provisions of this paragraph 2.1, no Underwriter will be liable to the Company with respect to a default by another Underwriter or a Selling Firm (that is not an affiliate of such Underwriter) appointed by another Underwriter under this paragraph 2.1;

2.1.4	they will complete and will use all reasonable efforts to cause the Selling Firms, if any, to complete the distribution of Offered Securities as promptly as possible after the Closing Time or Over-Allotment Closing Time, as applicable, and the Lead Underwriter will (a) notify the Company when, in its opinion, the distribution of the Offered Securities shall have ceased and (b) provide a breakdown of the number of Offered Securities distributed in each Qualifying Jurisdiction where such breakdown is required for the purpose of calculating fees payable to, or reimbursable by, a Securities Commission;

2.1.5	after the Underwriters have made a reasonable effort to sell all of the Offered Shares to the public at the Offering Price, the Underwriters may decrease the Offering Price for the Offered Shares, provided that the Purchase Price payable by the Underwriters to the Company at the Closing Time shall not be decreased;

2.1.6	upon the request of the Company, the Underwriters will provide the Stock Exchange with a letter setting forth the anticipated distribution of the Offering based upon subscriptions for the Offered Securities received as of the date of such request;

2.1.7	they will not make any representations or warranties with respect to the Company or the Offered Securities other than as set forth in this Agreement, the Amended and Restated Preliminary Prospectus, the Final Prospectus, the U.S. Placement Memorandum, any Amendment or otherwise with the written approval of the Company, acting reasonably;

2.1.8	provided that they are satisfied, in their sole discretion that it is responsible for them to do so, they will execute and deliver to the Company the certificates required to be executed by the Underwriters under applicable Securities Laws in connection with the Amended and Restated Preliminary Prospectus, the Final Prospectus and any Amendment; and

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2.1.9	the obligations of the Underwriters under this Agreement are several and not joint and several, and no Underwriter will be liable for any act, omission, default or conduct by any other Underwriter or any Selling Firm (that is not an affiliate of such Underwriter) appointed by any other Underwriter.

2.2	ROTH hereby covenants and agrees with the Company that:

2.2.1	it will not sell or offer to sell, nor allow any agent or Selling Firm acting on behalf of ROTH in connection with the Offering to sell or offer to sell, any of the Offered Securities to any person resident in Canada or for the benefit of a person resident in Canada;

2.2.2	concurrent with the closing of the Offering, ROTH will deliver to the Lead Underwriter, on behalf of the Underwriters (other than ROTH), with a copy to the Company, an “all-sold” certificate confirming that neither ROTH nor any of the agents or Selling Firms acting on ROTH’s behalf in connection with the Offering, has offered or sold any of the Offered Securities to any person resident in Canada or for the benefit of a Person resident in Canada; and

2.2.3	it shall include a statement in the confirmation slip or other notice provided to any purchaser of the Offered Securities sold by ROTH that it is ROTH’s understanding that such purchaser is not a resident of Canada nor is such purchaser holding such Offered Securities on behalf of or for the benefit of a person resident in Canada.

3.	Covenants of the Company

3.1	The Company covenants and agrees with the Underwriters that:

3.1.1	it has prepared and filed the Initial Preliminary Prospectus in each Qualifying Jurisdiction (and has obtained a Passport Decision Document therefor from the Reviewing Authority) and other related documents in respect of the proposed distribution of the Offered Securities;

3.1.2	it shall fulfill to the satisfaction of the Underwriters (other than ROTH) all legal requirements to be fulfilled by it to enable the Offered Securities to be offered for sale and sold to the public in the Qualifying Jurisdictions by or through the Selling Firms who comply with all applicable Securities Laws in each of the Qualifying Jurisdictions; such fulfillment shall include, without limiting the generality of the foregoing, compliance with all applicable Securities Laws including, without limitation, (i) the Company obtaining a Passport Decision Document for the Amended and Restated Preliminary Prospectus no later than 5:00 p.m. (Toronto time) on March 27, 2014 and delivering a copy thereof to the Underwriters and their counsel; and (ii) the Company preparing and, forthwith after any comments with respect to the Amended and Restated Preliminary Prospectus have been received from and have been resolved with the Reviewing Authority, but not later than the Qualification Deadline, obtaining a Passport Decision Document for the Final Prospectus and delivering a copy thereof to the Underwriters and their counsel;

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3.1.3	it shall fulfill to the satisfaction of the Underwriters all legal requirements to be fulfilled by it as required under U.S. Securities Laws to offer and sell the Offered Securities in accordance with Annex A hereto in transactions exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 144A and applicable state securities laws in the United States;

3.1.4	until the completion of the distribution of the Offered Securities, it shall allow and assist the Underwriters to participate fully in the preparation of the Amended and Restated Preliminary Prospectus and the Final Prospectus and any Amendment and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfill the Underwriters’ obligations as underwriters, to enable the Underwriters to avail themselves of a defence to any claim for misrepresentation in the Amended and Restated Preliminary Prospectus, the Final Prospectus and any Amendment and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in any such documentation. It shall be a condition precedent to the Underwriters’ execution of any certificate in the Amended and Restated Preliminary Prospectus, the Final Prospectus and any Amendment that the Underwriters be satisfied, acting reasonably, as to the form and content of the document and the execution thereby of such certificate shall be conclusive evidence of such satisfaction;

3.1.5	it will comply with section 57 of the Securities Act (Ontario) and with the other comparable provisions of the applicable Securities Laws and U.S. Securities Laws and during the period from the date of signing the Amended and Restated Preliminary Prospectus to the date of completion of distribution of the Offered Securities, will promptly notify the Underwriters in writing of the full particulars of any material change, actual, anticipated, contemplated, proposed or threatened, in the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Company (on a consolidated basis) or of any change in any material fact contained or referred to in the Amended and Restated Preliminary Prospectus, the Final Prospectus, the U.S. Placement Memorandum or in any Amendment, and of the existence of any material fact which is, or may be, of such a nature as to render the Amended and Restated Preliminary Prospectus, the Final Prospectus, the U.S. Placement Memorandum or any Amendment, untrue, false or misleading in a material respect or result in a misrepresentation. It shall, to the satisfaction of the Underwriters and their counsel, acting reasonably, promptly comply with all applicable filing and other requirements under the Securities Laws and the U.S. Securities Laws as a result of such change. It shall, in good faith, first discuss with the Lead Underwriter any change in circumstances (actual, proposed or, within the Company’s Knowledge, threatened) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this paragraph 3.1.5 and, in any event, prior to making any filing referred to in this paragraph 3.1.5. For greater certainty but not so as to limit the generality of the foregoing, it is understood and agreed that, during the period from the date of signing the Amended and Restated Preliminary Prospectus to the date of completion of the distribution of the Offered Securities, if the Underwriters and the Company determine, acting reasonably, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the Amended and Restated Preliminary Prospectus, the Final Prospectus or any Amendment, or which may result in a misrepresentation, the Company will:

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3.1.5.1	prepare and file promptly any Amendment which in its opinion, acting reasonably, may be necessary or advisable, after consultation with the Underwriters; and

3.1.5.2	contemporaneously with filing the Amendment under the applicable laws of the Qualifying Jurisdictions, deliver to the Underwriters:

3.1.5.2.1	a copy of the Amendment, signed as required by the Securities Laws;

3.1.5.2.2	a copy of all documents relating to the proposed distribution of the Offered Securities and filed with the Amendment under the applicable Securities Laws; and

3.1.5.2.3	such other documents as the Underwriters shall reasonably require;

3.1.6	it will ensure that, at the Closing Time, the Offered Shares will be conditionally approved for listing on the Stock Exchange, subject only to compliance with Standard Listing Conditions; and

3.1.7	it will use commercially reasonable efforts to maintain the Company’s status as a reporting issuer not in default under Securities Laws and maintain the listing of the Common Shares (including the Offered Securities) on the Stock Exchange for a period of 12 months from the Closing Date, provided, for greater certainty, that nothing in this paragraph 3.1.7 shall prevent the Company from participating in a merger, business combination or similar transaction.

3.2	During the period commencing on the date hereof and ending on the date the Lead Underwriter, on behalf of the Underwriters, notifies the Company of the completion of the distribution of the Offered Securities, the Company will promptly inform the Underwriters of the full particulars of:

3.2.1	the receipt of any comments from the Securities Commissions with respect to the Amended and Restated Preliminary Prospectus, Final Prospectus or any Amendment;

3.2.2	any request of any Securities Commission for any Amendment or for any additional information in connection with the Offering;

3.2.3	the issuance by any Securities Commission, the Stock Exchange or any other Governmental Authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; and

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3.2.4	any notice or other correspondence received by it from any Governmental Authority requesting information, meeting or hearing or commencing or threatening any investigation into the Company or its business that could reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Company Entities (taken together) or the completion of the Offering.

3.3	The Company will use reasonable commercial efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Underwriters may reasonably require from time to time for the purpose of giving effect to the transactions contemplated by this Agreement and take all such steps as may be reasonably within its power to implement the transactions contemplated by this Agreement.

3.4	The Company will apply the net proceeds from the issue and sale of the Offered Securities substantially in accordance with the disclosure set forth under the heading “Use of Proceeds” in the Final Prospectus and any Amendment.

3.5	The Company shall cause each of its directors and senior officers to enter into a lock-up agreement in the form of agreement contemplated in Schedule “A” hereto.

3.6	The Company makes the representations, warranties and covenants applicable to it in Annex A hereto, which forms part of this Agreement.

4.	Marketing Materials

4.1	The Company covenants and agrees with the Underwriters that during the distribution of the Offered Securities:

4.1.1	it shall prepare, in consultation with the Lead Underwriter, and approve in writing, prior to such time marketing materials are provided to potential investors, any marketing materials reasonably requested to be provided by the Underwriters to any potential investor of Offered Securities, such marketing materials to comply with Securities Laws and to be acceptable in form and substance to the Lead Underwriter and its counsel, acting reasonably, and approved in writing by the Lead Underwriter as contemplated by the Securities Laws;

4.1.2	it shall file a template version with the Securities Commissions as soon as reasonably practicable after such marketing materials are so approved in writing by it and the Lead Underwriter and in any event on or before the day the marketing materials are first provided to any potential investor of Offered Securities;

4.1.3	any comparables (as defined in NI 41-101) shall be removed from the template version in accordance with NI 44-101 prior to filing such template version with the Securities Commission and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Securities Commissions by the Company; and

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4.1.4	following the approvals set forth in this paragraph 4.1, the Underwriters may provide a limited-use version (as defined in NI 41-101) of such marketing materials to potential investors of Offered Securities in accordance with Securities Laws.

4.2	The Company and the Underwriters, on a several basis, covenant and agree, during the distribution of the Offered Securities:

4.2.1	not to provide any potential investor of Offered Securities with any marketing materials unless a template version of such marketing materials has been filed by the Company with the Securities Commissions on or before the day such marketing materials are first provided to any potential investor of Offered Securities;

4.2.2	not to provide any potential investor with any materials or information in relation to the distribution of the Offered Securities or the Company other than: (A) such marketing materials that have been approved and filed in accordance with paragraph 4.1; (B) the Offering Documents in accordance with this Agreement; and (C) any standard term sheets (as defined in NI 41-101) approved in writing by the Company and the Lead Underwriter; and

4.2.3	that any marketing materials approved and filed in accordance with paragraph 4.1 and any standard term sheets approved in writing by the Company and the Lead Underwriter, shall only be provided to potential investors in the Qualifying Jurisdictions.

5.	Deliveries

The Company shall cause to be delivered to the Lead Underwriter on behalf of the Underwriters:

5.1	contemporaneously with the filing thereof with the Securities Commissions, copies of the Amended and Restated Preliminary Prospectus, the Final Prospectus and any Amendment, a copy of any other document required to be filed by the Company under the Securities Laws in connection therewith, in each case, signed, where applicable, as required by the Securities Laws and the U.S. Placement Memorandum. The Company has previously delivered to the Underwriters copies of the Initial Preliminary Prospectus as approved, signed and certified as required by Securities Laws;

5.2	at the time of the delivery to the Lead Underwriters pursuant to this paragraph 5 of the Final Prospectus or any Amendment, evidence satisfactory to the Underwriters of the approval of the listing on the Stock Exchange of the Offered Securities, subject only to satisfaction by the Company of customary post-closing conditions imposed by the Stock Exchange in similar circumstances (the “Standard Listing Conditions”);

5.3	at the Closing Time, the Over-Allotment Closing Time and at the time of the delivery to the Lead Underwriter pursuant to this paragraph 5 of the Final Prospectus or any Amendment, a comfort letter of the Auditors dated the Closing Date, Over-Allotment Closing Date or the date of the Final Prospectus or Amendment, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, relating to the financial information contained or incorporated by reference in the Final Prospectus or Amendment, as the case may be, and matters involving changes or developments since the respective dates of which the financial information is given to a date not more than two Business Days prior to the date of such letter, which letter shall be in addition to the Auditors’ report in the Final Prospectus or Amendment;

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5.4	without charge, at those delivery points in the Qualifying Jurisdictions as the Underwriters may reasonably request, as soon as possible and in any event to the City of Toronto no later than 12:00 noon (local time) on the first Business Day, and to other cities no later than 12:00 noon (local time) on the second Business Day, after the Passport Decision Document has been issued to the Company therefor and thereafter from time to time during the distribution of the Offered Securities, as many commercial copies of the Amended and Restated Preliminary Prospectus and the Final Prospectus and the corresponding U.S. Placement Memorandum, as the Underwriters may reasonably request. They shall similarly cause to be delivered commercial copies of any Amendment, but only to the extent that, under applicable Securities Laws, copies thereof may be required to be delivered to purchasers or prospective purchasers of the Offered Securities; and

5.5	during the period commencing on the date hereof and ending on the date of completion of the distribution of the Offered Securities, the Company will promptly provide to the Lead Underwriter and its counsel drafts of any press release of the Company or the Company Entities relating to any of the Company Entities or the Offering, for review and approval by the Lead Underwriter and its counsel, such approval not to be unreasonably withheld, prior to issuance.

6.	Representations and Warranties - Prospectus

6.1	The delivery to the Lead Underwriter of the documents referred to in paragraphs 5.1 and 5.4 hereof shall constitute the representation and warranty of the Company to the Underwriters that: each such document at the time of its respective delivery fully complied with the requirements of the Securities Laws and U.S. Securities Laws, as applicable, pursuant to which it was or is prepared, and, as applicable, filed and that all the information and statements contained therein (except information and statements relating solely to Underwriters’ Disclosure) are at the respective dates thereof, true and correct in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the other Company Entities, taken together, and the Offered Securities as required by applicable Securities Laws and U.S. Securities Laws, as applicable.

6.2	The Company consents to the use by the Underwriters of the documents referred to in paragraphs 5.1 and 5.4 hereof in connection with the distribution of the Offered Securities in the Qualifying Jurisdictions and the United States subject to the provisions of this Agreement.

7.	Representations and Warranties - General

7.1	The Company represents and warrants to the Underwriters, and acknowledges that each Underwriter is relying upon such representations and warranties, that:

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7.1.1	Each of the Company Entities is a duly incorporated, amalgamated or continued company and validly existing and in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation and no proceedings have been instituted or, to the Company’s Knowledge, are pending for the dissolution or liquidation of the Company or Company Entity, as applicable. Each of the Company Entities has the corporate power and capacity to own its assets currently owned by it and to carry on its business currently carried on by it as disclosed in the Offering Documents. Each of the Company Entities is duly qualified, licensed or registered to carry on business in all jurisdictions except where the failure to be so registered, licensed or qualified would result in a Material Adverse Effect.

7.1.2	NuChem Pharmaceuticals Inc. is the only subsidiary of the Company and has no active business or operations and no material assets or liabilities. The Company owns 80% of the issued and outstanding voting share capital and 100% of the issued and outstanding non-voting preference share capital of NuChem Pharmaceuticals Inc. and:

7.1.2.1        all such shares are legally and beneficially owned by the Company free and clear of all liens, charges and encumbrances of any kind whatsoever;

7.1.2.2        no person has any agreement, or option or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the purchase of all or any part of the securities of NuChem Pharmaceuticals Inc.; and

7.1.2.3        all such shares have been validly issued and are outstanding as fully paid and non-assessable.

Except for the shares of NuChem Pharmaceuticals Inc. held by the Company, neither the Company nor the other Company Entities own securities or ownership interest in any other person which are material to the Company Entities, taken as a whole.

7.1.3	The authorized capital of the Company consists of an unlimited number of Common Shares of which 62,335,827 Common Shares were issued and outstanding as of the close of business on March 26, 2014 as fully paid and non-assessable shares in the capital of the Company.

7.1.4	Other than options to purchase 6,566,223 Common Shares, warrants to purchase 23,367,124 Common Shares, deferred share units convertible into 780,000 Common Shares and promissory notes convertible into a maximum of 2,000,000 Common Shares, no person has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of any of the unissued shares of the Company or any other Company Entity, or other securities convertible, exchangeable or exercisable for shares of the Company or any other Company Entity.

7.1.5	The Company is not party to and, to the Company’s Knowledge, there are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company or pursuant to which any person may have any right or claim in connection with any existing or past equity interest in the Company.

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7.1.6	The Company has all requisite power and capacity to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, creditor arrangement laws and laws affecting creditors’ rights generally and equitable relief and except as rights to indemnity and contribution may be limited by applicable laws.

7.1.7	The issue and sale of the Offered Securities, the execution and delivery of and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both):

7.1.7.1        any statute, rule or regulation applicable to the Company, including, without limitation, the Securities Laws;

7.1.7.2        the articles, by-laws or resolutions of the directors or the shareholders of the Company which are in effect at the date hereof;

7.1.7.3        any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company is a party or by which it is bound; or

7.1.7.4        any judgment, decree or order of any Governmental Authority binding the Company or its property or assets.

7.1.8	No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Authority is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Time, obtained under the Securities Laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

7.1.9	The Company meets the requirements under the Securities Laws, including the rules and procedures established pursuant to NI 44-101, for the distribution of the Offered Securities in each of the Qualifying Jurisdictions.

7.1.10	The Company has all requisite power, capacity and authority to execute and deliver the Offering Documents (including any marketing materials) and to file such documents (other than the U.S. Placement Memorandum) with the Securities Commissions, and all necessary action has been taken by the Company to authorize the execution and delivery of the Offering Documents (including any marketing materials) and to file such documents (other than the U.S. Placement Memorandum) with the Securities Commissions.

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7.1.11	The Offered Securities have been duly authorized for issuance to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, the Offered Securities will be validly issued and fully paid and non-assessable; the issuance of the Offered Securities is not subject to the preemptive or similar rights of any person.

7.1.12	The description of the Offered Securities set forth in each of the Offering Documents, insofar as they purport to constitute a summary of the terms of the Offered Securities, are fair and adequate summaries of the matters referred to therein.

7.1.13	The Common Shares that are currently issued and outstanding are listed and posted for trading on the Stock Exchange and the Company is not in default of its listing requirements on the Stock Exchange in any material respect.

7.1.14	No order having the effect of ceasing or suspending the distribution of the Offered Securities has been issued by any Governmental Authority and no proceeding for that purpose has been initiated or, to the Company’s Knowledge, are pending, contemplated or threatened by any Governmental Authority.

7.1.15	Computershare Investor Services Inc., through its offices in the City of Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Common Shares.

7.1.16	The Company is a reporting issuer or the equivalent in the Qualifying Jurisdictions and is not in default of any of the requirements of Securities Laws.

7.1.17	Each document filed or to be filed with the Securities Commissions and incorporated by reference in any Offering Document, when such document was or is filed with the Securities Commissions, complied as to form or will comply as to form when so filed in all material respects with the applicable requirements of Securities Laws, except in those respects for which exemptive relief has been obtained, and none of such documents, as of their respective dates, contained or will contain any misrepresentation.

7.1.18	The Financial Statements have been prepared in accordance with applicable laws and International Financial Reporting Standards applied on a consistent basis throughout the periods referred to therein, present fairly, in all material respects, the financial position and condition of the Company on a consolidated basis as at the date thereof and the results of its operations and the changes in its cash flows for the period then ended, and there were no liabilities, contingent, contractual or otherwise, of the Company as of the dates set forth therein, other than those disclosed in the Financial Statements.

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7.1.19	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences, (v) material information relating to each of the Company Entities is made known to those within the Company Entity responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable laws, and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect the Company’s ability to disclose to the public information required to be disclosed by it in accordance with applicable law and all fraud, whether or not material, that involves management or employees that have a significant role in the Company’s internal controls have been disclosed to the audit committee of the Company.

7.1.20	All of the material transactions of the Company and each of the other Company Entities have been promptly and properly recorded or filed in or with their respective books or records and their respective minute books contain all of their material transactions, all records of the meetings and proceedings of their directors, shareholders and other committees, if any, since their respective incorporations.

7.1.21	To the Company’s Knowledge, the Auditors (including any former auditors, as applicable), who have reported on the consolidated financial statements of the Company incorporated by reference in each of the Offering Documents, are independent with respect to the Company within the meaning of Section 161 of the Canada Business Corporations Act and Securities Laws.

7.1.22	There has not been any reportable event (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) with the current or any former auditors of the Company in the past three financial years.

7.1.23	Except as disclosed in the Offering Documents, none of the insiders of the Company (as defined in Securities Laws), or any associate or affiliate of any of such insiders, had or has any material interest, direct or indirect, in any transaction or any proposed transaction of any Company Entity which, as the case may be, materially affects, is material to or will materially affect the Company Entities (taken as a whole).

7.1.24	Except as disclosed in the Offering Documents, there are no related party transactions within the meaning of Multilateral Instrument 61-101 involving the Company.

7.1.25	Except as disclosed in the Offering Documents, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company Entities (taken together) and no event has occurred or circumstances exist which would be reasonably expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company Entities (taken together).

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7.1.26	The Company has not made any significant acquisition as such term is defined in Part 8 of National Instrument 51-102 in the current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents, and, except as disclosed in the Offering Documents, the Company has not entered into any agreement or arrangement in respect of a transaction that would be a proposed significant acquisition (as such term is defined in National Instrument 44-101).

7.1.27	Each of the Company Entities has conducted and is conducting its business in compliance in all material respects with all applicable federal, provincial, state and municipal laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business. Each Company Entity possesses such permits, certificates, licences, approvals, registrations, qualifications, consents and other authorizations (collectively, “Governmental Licences”) issued by the appropriate Governmental Authority necessary to conduct the business now operated by it in all jurisdictions in which it carries on business, including without limitation those required by the Health Products and Food Branch of Health Canada (“Health Canada”), the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration (the “DEA”) and any foreign regulatory authorities performing functions similar to those performed by Health Canada, FDA, or DEA other than individually or in aggregate would not have a Material Adverse Effect. Each Company Entity is in material compliance with the terms and conditions of all such Governmental Licences. All of such Governmental Licences are in good standing, valid and in full force and effect. The Company has no reason to believe that any party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing or revoking the same in any material respect.

7.1.28	Each of the Company Entities has operated and is currently in material compliance with all applicable rules, regulations and policies of Health Canada the FDA, DEA, or any other Governmental Authority having jurisdiction over it and its activities. The research, pre-clinical and clinical validation studies and other studies and tests conducted by or on behalf of or sponsored by a Company Entity or in which a Company Entity or its products or product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with good clinical practice and medical standard-of-care procedures including in accordance with the protocols submitted to Health Canada, the FDA or any other Governmental Authority exercising comparable authority and the Company does not have Knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of such studies and tests. The Company has not received any notices or other correspondence from such regulatory authorities or any other Governmental Authority or any other person requiring the termination, suspension or material modification of any such research, pre-clinical and clinical validation studies or other studies and tests. The Company has not failed to submit to the FDA any necessary Investigational New Drug Application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect. All such submissions and any New Drug Application submission were in material compliance with applicable laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect.

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7.1.29	Except as would not have a Material Adverse Effect:

7.1.29.1      (i) neither the Company nor any of the other Company Entities is in violation of any applicable Environmental Laws; (ii) the Company Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and each are in compliance with their requirements; and (iii) there are no pending or, to the Company’s Knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, directions, notices of non-compliance or violation or alleging liability, investigation or proceedings relating to any applicable Environmental Law against the Company or any other Company Entity, and, to the Company’s Knowledge, there are no facts or circumstances which would reasonably be expected to form the basis for any such administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, directions, notices of non-compliance or violation, investigation or proceedings;

7.1.29.2      neither the Company nor any of the other Company Entities has not generated, manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, “Hazardous Substances”) in a manner that could result in a material liability; and

7.1.29.3      other than in compliance with, and without attracting any material liability under, applicable laws, neither the Company nor any of the other Company Entities has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which any Company Entity is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for site clean-up or other corrective action under any applicable laws.

7.1.30	none of the Company Entities own real property and each of them has good and marketable title to all personal property owned by it free and clear of all liens. Any real property or building held under lease by a Company Entity is held by it under valid and subsisting leases enforceable against its respective lessors. With respect to each premises which a Company Entity occupies as tenant, such Company Entity occupies such premises and has the exclusive right to occupy and use such premises and each of the leases pursuant to which such Company Entity occupies such premises is in good standing and in full force and effect;

7.1.31	to the Company's knowledge, the Company and/or the other Company Entities owns, or has obtained valid and enforceable licenses for, or otherwise has rights to all Intangible Property described in the Amended and Restated Preliminary Prospectus;

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7.1.32	the Company has no Knowledge that it lacks or will be unable to obtain any rights or licenses to conduct the business of the Company Entities as proposed in the Amended and Restated Preliminary Prospectus;

7.1.33	to the Company’s Knowledge, there is no infringement by any third party of any Company Intangible Property;

7.1.34	there is no ongoing, pending or, to the Company’s Knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intangible Property;

7.1.35	there is no ongoing, pending or, to the Company’s Knowledge, threatened, action, suit, proceeding or claim by others challenging the validity or enforceability of any Company Intangible Property;

7.1.36	the Company has no Knowledge of any third parties who have rights to any Company Intangible Property except for the ownership rights of the owners of the Company Intangible Property which are licensed to the Company and/or the other Company Entities;

7.1.37	there is no ongoing, pending, or to the Company’s Knowledge, threatened, action, suit, proceeding or claim by others that the business as currently conducted, the Company or any of the other Company Entities infringes or otherwise violates (or would infringe or otherwise violate upon commercialization of the Company’s products under development) any Intangible Property of others;

7.1.38	to the Company’s Knowledge, no information known to us to be “material to patentability” (as such term is defined in section 1.56 of Title 37 - Code of Federal Regulations Patents, Trademarks, and Copyrights) has been withheld by us with intention to deceive the United States Patent and Trademarks Office in connection with the prosecution of the U.S. patents and applications owned by the Company or any of the other Company Entities;

7.1.39	there is no ongoing, pending, or to the Company’s Knowledge, threatened, action suit, proceeding or claim by others claiming breach of any license relating to the Company Intangible Property;

7.1.40	except as would not have a Material Adverse Effect, each of the Company Entities has duly and on a timely basis filed all foreign, federal, state, provincial and municipal tax returns required to be filed by it, has paid all taxes due and payable and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed;

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7.1.41	there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by any Company Entity;

7.1.42	to the Company’s Knowledge, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Company in respect of taxes, governmental charges or assessments;

7.1.43	there are no matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority;

7.1.44	no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach of, by a Company Entity, or any other person, any obligation, agreement, covenant or condition contained in any contract, indenture, trust, deed, mortgage, loan agreement, note, lease or other agreement or instrument to which a Company Entity is a party or by which a Company Entity or any of its properties may be bound, except to the extent any such default does not have a Material Adverse Effect;

7.1.45	the Company has procured and maintains adequate insurance against all reasonable insurable risks with respect to its business, has not failed to give any notice or to present any material claim under any insurance policy in a due and timely fashion, and all of the policies in respect of such insurance coverage are in good standing in all respects and there are no material defaults thereunder;

7.1.46	no general labour dispute with the employees of any of the Company Entities exists or, to the Company’s Knowledge, is imminent;

7.1.47	other than as disclosed to the Underwriters, none of the Company Entities has been served with or otherwise received notice of any legal, governmental or regulatory proceedings, including any investigation, claim, complaint or other similar proceeding and, to the Company’s Knowledge, there are no legal, governmental or regulatory proceedings (whether or not purportedly on behalf of the Company) pending, to which any Company Entity is a party or of which any its property or assets is the subject and to the Company’s Knowledge and other than as disclosed to the Underwriters, no such proceedings have been threatened or contemplated;

7.1.48	other than the Underwriters, there is no person, firm or corporation acting or, to the Company’s Knowledge, purporting to act at the request of the Company, who is entitled to any brokerage or finder’s fee in connection with the transactions contemplated herein; and

7.1.49	no representation or warranty by the Company in this Agreement and no statement contained in the this Agreement or any certificate or other document furnished or to be furnished pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

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8.	Closing of the Offering

The closing of the purchase and sale of the Offered Shares provided for in this Agreement shall be completed at the offices of McCarthy Tétrault LLP located at Suite 5300, TD Bank Tower, 66 Wellington Street West, Toronto, Ontario, M5K 1E6, at the Closing Time.

8.1	The following are conditions precedent to the obligations of the Underwriters to purchase the Offered Shares under this Agreement, which conditions may be waived in writing in whole or in part by the Lead Underwriter on behalf of the Underwriters:

8.1.1	receipt by the Underwriters of the following documents:

8.1.1.1    a favourable legal opinion, dated the Closing Date, from the Company’s counsel, McCarthy Tétrault LLP, with respect to all such matters as the Underwriters may reasonably request, including, without limiting the generality of the foregoing:

8.1.1.1.1      the Company is a corporation existing under the Canada Business Corporations Act;

8.1.1.1.2      the Company has the corporate power and authority to carry on its business as now conducted by it and carry on its business as described in the Final Prospectus and any Amendment, and to execute, deliver and perform its obligations under this Agreement;

8.1.1.1.3      this Agreement and the performance of the Company’s obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Company;

8.1.1.1.4      this Agreement has been duly executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms;

8.1.1.1.5      the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder does not contravene: (i) the articles or bylaws of the Company; or (ii) any resolution of the directors or shareholders of the Company;

8.1.1.1.6      as to the authorized capital of the Company as of the close of business on the business day immediately preceding the Closing Date;

8.1.1.1.7      the Company is a reporting issuer in each of the Qualifying Jurisdictions;

8.1.1.1.8      the Initial Preliminary Prospectus, Amended and Restated Preliminary Prospectus, Final Prospectus and any Amendment, and the filing thereof with the Securities Commissions, have been duly authorized by and on behalf of the Company, and each of the Initial Preliminary Prospectus, Amended and Restated Preliminary Prospectus, Final Prospectus and any Amendment has been duly executed pursuant to such authorization by and on behalf of the Company;

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8.1.1.1.9      the statements as to the qualification of the Offered Securities as investments under the heading “Eligibility for Investment” in the Final Prospectus and any Amendment are accurate in all material respects, subject to the limitations and qualifications stated or referred to in the Final Prospectus and any Amendment;

8.1.1.1.10    the statements as to matters of the federal laws of Canada set out in the Final Prospectus and any Amendment under the heading “Material Canadian Federal Income Tax Consequences” are accurate in all material respects, subject to the limitations and qualifications stated or referred to in the Final Prospectus and any Amendment;

8.1.1.1.11    all necessary documents have been filed, all necessary proceedings have been taken and all necessary legal requirements have been fulfilled by or under the laws of the Qualifying Jurisdictions to qualify the Offered Securities for sale to the public in each of such Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such Qualifying Jurisdictions who have complied with the relevant provisions of such law and the terms of such registrations;

8.1.1.1.12    the Stock Exchange has conditionally approved the listing of the Offered Shares, subject only to the fulfillment of Standard Listing Conditions;

8.1.1.1.13    the issuance of the Offered Shares has been duly authorized by the Company and, upon receipt by the Company of consideration therefor in accordance with the terms of this Agreement, the Offered Shares will be validly issued, fully-paid and non-assessable common shares of the Company;

8.1.1.1.14    the attributes of the Offered Securities conform, in all material respects, with the description thereof contained in the Final Prospectus; and

8.1.1.1.15    Computershare Investor Services Inc. has been duly appointed as registrar and transfer agent of the Common Shares.

It is understood that such counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than Canada and the Provinces of British Columbia, Alberta and Ontario (or alternatively, make arrangements to have such opinions directly addressed to the Underwriters and counsel to the Underwriters) and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of an officer of the Company and public officials, as applicable, and letters from stock exchange representatives and transfer agents;

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8.1.1.2        in the event that a United States Purchaser has agreed to purchase Offered Securities, a favourable legal opinion, dated the Closing Date or Over-Allotment Closing Time, as applicable, from the Company’s United States counsel, Cooley LLP, that no registration of the Offered Securities will be required under the U.S. Securities Act in connection with (i) the offer, sale and delivery of the Offered Securities in the United States or (ii) the initial re-offer and resale of the Offered Securities by the Underwriters directly, or through the U.S. Affiliates, as applicable, in the United States, provided, in each case, that the sale of Offered Securities in the United States is made in accordance with the terms as set out in Annex A;

8.1.1.3        an opinion from Canadian and U.S. counsel to the Corporation on matters of law pertaining to the patent applications and patents of the Corporation in the form substantially delivered to the Underwriters on the date hereof;

8.1.1.4        a certificate or certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, or such other officers of the Company as may be acceptable to the Underwriters, certifying on behalf of the Company, not in their personal capacity and without personal liability:

(i)	that the Company has complied with all terms and conditions of this Agreement to be complied with thereby at or prior to the Closing Time;

(ii)	that the representations and warranties of the Company contained herein are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(iii)	that no order, ruling or determination having the effect of ceasing or suspending trading in the Offered Securities has been issued and no proceedings for such purpose are pending or, to the best of the knowledge, information and belief of the persons signing such certificate, are contemplated or threatened;

(iv)	since the respective dates of the Final Prospectus and any Amendment there has been no material adverse change, financial or otherwise, in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or prospects of the Company Entities (taken as a whole), or any development involving a prospective material adverse change, financial or otherwise, in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company Entities (taken as a whole), from that disclosed in the Final Prospectus or any Amendment, as the case may be (as they existed at the time of filing); and

(v)	since the date of this Agreement, no transaction or agreement has been entered into by any Company Entity which is material to the Company Entities (taken as a whole) other than as described in the Final Prospectus or any Amendment;

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and such statements shall be true in fact;

8.1.1.5        the executed lock-up agreements of each of the Company’s directors and senior officers contemplated by paragraph 3.5 hereof;

8.1.1.6        the comfort letter from the Auditors required to be delivered at the Closing Time pursuant to paragraph 5.3;

8.1.1.7        evidence satisfactory to the Underwriters that the Company has obtained all necessary approvals for the listing of the Offered Securities on the Stock Exchange subject only to the Standard Listing Conditions;

8.1.1.8        evidence satisfactory to the Underwriters that the Board of Directors has authorized and approved the issuance of the Offered Securities and all matters relating thereto;

8.1.1.9        one or more global certificates representing the Offered Shares registered in the name of CDS & Co. or its nominee, or in such name or names as the Lead Underwriter may direct (or its equivalent in the non-certificated inventory system of the Company’s registrar and transfer agent), against payment to the Company, or as the Company may direct, of the Purchase Price net of the Underwriting Fee by wire transfer payable in Toronto; and

8.1.1.10      such other certificates and other documents as the Underwriters may require, acting reasonably, and as are customary in a transaction of this nature;

all in form and substance satisfactory to the Underwriters, acting reasonably; and

8.1.2	the Underwriters not having previously terminated their obligations pursuant to paragraph 11 of this Agreement.

8.2	It shall be a condition precedent to the Company’s obligations to issue and sell the Offered Shares that:

8.2.1	the Underwriters shall have delivered or caused to be delivered to the Company a wire transfer representing the Purchase Price payable by the Underwriters for the Offered Shares, less the Underwriting Fee; and

8.2.2	the Underwriters shall have complied with the covenants and satisfied all terms and conditions herein contained to be complied with and satisfied by them at or prior to the Closing Time.

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8.3	The Over-Allotment Option shall be exercisable, in whole or in part, at any time and from time to time, until the Over-Allotment Expiry Date. If the Lead Underwriter, on behalf of the Underwriters, elects to exercise the Over-Allotment Option, the Lead Underwriter shall deliver written notice to the Company confirming the number of Over-Allotment Shares in respect of which the Over-Allotment Option is being exercised. Upon exercise of the Over-Allotment Option, the Company shall become obligated, on the Over-Allotment Option Closing Time, to issue and sell and the Underwriters shall become severally obligated to purchase the total number of the Over-Allotment Shares as to which the Underwriters are exercising the Over-Allotment Option in accordance with their respective percentages set out in paragraph 13 hereof. The Over-Allotment Option closing time (the “Over-Allotment Closing Time”) shall be determined by the Lead Underwriter on behalf of the Underwriters but shall not be earlier than two complete Business Days or later than five Business Days after the exercise of the Over-Allotment Option and, in any event, shall not be earlier than the Closing Date.

If the Over-Allotment Option is exercised as to all or any portion of the Over-Allotment Shares, one or more global certificates for such Over-Allotment Shares (or its equivalent in the non-certificated inventory system of the Company’s registrar and transfer agent), and payment therefor, shall be delivered at the Over-Allotment Closing Time in the manner, and upon the terms and conditions, set forth in paragraphs 8.1 and 8.2, except that reference therein to the Offered Shares and Closing Time shall be deemed, for the purposes of this paragraph 8.3, to refer to such Over-Allotment Shares and Over-Allotment Closing Time, respectively, and the amount payable by the Underwriters to the Company in respect of the exercise of the Over-Allotment Option shall be equal to the sum of (i) the number of Over-Allotment Shares in respect of which the Over-Allotment Option is exercised multiplied by $0.50 and the underwriting fee payable by the Company to the Underwriters in respect of such exercise shall be equal to 7.0% of the aggregate price in respect of such Over-Allotment Shares, plus applicable taxes, if any (such fee, also the “Underwriting Fee”). The Lead Underwriter shall be entitled to receive, out of the Underwriting Fee payable pursuant to this paragraph 8.3, the Work Fee. The allocation of the remainder of the Underwriting Fee payable pursuant to this paragraph 8.3 (after application of the Work Fee) among the Underwriters will be in the respective percentages set forth in paragraph 13 hereof.

If the Over-Allotment Option is exercised, the obligations of the Underwriters to purchase the Over-Allotment Shares shall be conditional on the delivery by the Company of the certificate referred to in paragraph 8.1.1.4 as of the Over-Allotment Closing Time as if references therein to Closing Time were references to Over-Allotment Closing Time, the comfort letter from the Auditors required to be delivered at the Over-Allotment Closing Time pursuant to paragraph 5.3 and such other certificates, opinions, agreements, materials or other documents in form and substance satisfactory to the Underwriters as they may reasonably request.

The obligation of the Underwriters to close the exercise of the Over-Allotment Option at the Over-Allotment Closing Time shall be conditional on the Underwriters not having previously terminated their obligations pursuant to paragraph 11 this Agreement, with reference therein to “Closing Time” being deemed, for the purposes hereof, to refer to the Over-Allotment Closing Time.

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9.	Indemnity

9.1	The Company (the “Indemnifying Party”) shall indemnify and hold harmless each of the Underwriters and their respective subsidiaries and affiliates, and each of their respective directors, officers, employees, shareholders, partners, “controlling persons” (within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act) and agents (collectively, the “Indemnified Parties”) from and against all Claims to which any of the Indemnified Parties may become subject or otherwise involved in any capacity insofar as the Claims arise out of, result from, are based upon, or arise directly or indirectly by reason of:

9.1.1	any information or statement (except any information or statement relating to Underwriters’ Disclosure) contained in the Initial Preliminary Prospectus, Amended and Restated Preliminary Prospectus, Final Prospectus, the U.S. Placement Memorandum or any Amendment, being or being alleged to be an untrue statement, omission or misrepresentation; or

9.1.2	any order made or any inquiry, investigation or proceeding announced, instituted or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to Underwriters’ Disclosure) in the Initial Preliminary Prospectus, Amended and Restated Preliminary Prospectus, Final Prospectus, the U.S. Placement Memorandum or any Amendment (except any document or material delivered or filed solely by the Underwriters) preventing or restricting the trading in or the sale or distribution of the Offered Securities in any of the Qualifying Jurisdictions or the United States; or

9.1.3	any breach or default under any representation, warranty, covenant or agreement of the Company in this Agreement or any other documents, materials, instruments or certificates to be delivered pursuant hereto or the failure thereby to comply with any of its obligations hereunder or thereunder; or

9.1.4	the Company failing to comply with any requirement of any Securities Laws or U.S. Securities Laws relating to the offering of the Offered Securities.

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9.2	If any Claim contemplated by this paragraph 9 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this paragraph 9 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify the Indemnifying Party, as soon as practicable, of the nature of such Claim (provided that any failure or delay to so notify shall not, except (and only) to the extent of actual material prejudice to the Indemnifying Party therefrom, affect the Indemnifying Party’s liability under this paragraph 9), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such Claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party, and the Indemnifying Party shall pay the fees and disbursements of such counsel relating to such matter, and no admission of liability or settlement shall be made by the Indemnifying Party without, in each case, the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld. Without limiting the generality of the foregoing, the Indemnifying Party shall not, without the Underwriters’ prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by any Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within 14 days of receiving notice of such suit or having assumed such defense, fails to pursue it; (ii) the employment of such counsel has been authorized by the Indemnifying Party; or (iii) the named parties to any such suit (including any added or third parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised in writing by counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party or the Indemnified Party is advised by counsel that there is an actual or potential conflict in the Indemnifying Party’s and its interests (in each of which cases the Indemnifying Party shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, the Indemnified Party shall be required to keep the Indemnifying Party apprised of the developments of the Claim, including providing copies of any material documents related thereto to the Indemnifying Party and the Indemnifying Party shall be liable to pay the reasonable fees and expenses of the counsel for the Indemnified Party). No admission of liability or settlement may be made by an Indemnified Party without, in each case, the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld. It is understood that the Indemnifying Party shall, in connection with any one Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate law firm at any time for all Indemnified Parties not having actual or potential differing interests. It is the intention of the Indemnifying Party to constitute the Underwriters as trustees for the Underwriters’ subsidiaries and affiliates and their respective directors, officers, employees, shareholders, partners, controlling persons and agents of the covenants of the Indemnifying Party under this paragraph 9 and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

9.3	The Indemnifying Party agrees to reimburse the Underwriters for the time spent by the Underwriters’ personnel in connection with any Claim contemplated by paragraph 9.1 at their normal per diem rates. The Indemnifying Party also agrees that if any Claim contemplated by paragraph 9.1 is brought against, or an investigation commenced in respect of, the Indemnifying Party or the Indemnifying Party and the Indemnified Party and personnel of the Underwriters will be required to testify, participate or respond in respect of or in connection with this Agreement, the Underwriters will, acting reasonably have the right to employ their own counsel in connection therewith and the Indemnifying Party will reimburse the Underwriters for the time spent by their personnel in connection therewith at their normal per diem rates together with such reasonable disbursements and out-of-pocket expenses as may be reasonably incurred, including reasonable fees and disbursements of the Underwriters’ counsel.

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9.4	If for any reason the indemnification provided for in paragraph 9.1 is unavailable or unenforceable, in whole or in part, to or by an Indemnified Party in respect of any losses, claims, damages, liabilities, costs or expenses (or claims in respect thereof) for which indemnity is provided in paragraph 9.1, and subject to the restrictions and limitations referred to therein, the Indemnifying Party and each affected Underwriter shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Underwriters as a result of such losses (other than losses of profits in connection with the distribution of the Offered Securities), claims, damages, liabilities, costs or expenses (or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Underwriters on the other hand from the sale of the Offered Securities as well as their relative fault; provided, however, that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of that Underwriter’s portion of the Underwriting Fee actually received under this Agreement.

The relative benefits received by the Indemnifying Party on the one hand and the Indemnified Parties on the other hand shall be deemed to be in the proportion that the total proceeds received from the sale of the Offered Securities (net of the Underwriting Fee (or any portion thereof) actually received) is to the Underwriting Fee (or any portion thereof) actually received. The amount paid or payable by an Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses (or claims in respect thereof) referred to above shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, costs or reasonable expenses (or claims in respect thereof), whether or not resulting in any such claim.

9.5	The Underwriters shall cease to be entitled to the rights of indemnity and contribution contained in this paragraph 9 and shall promptly reimburse any funds advanced by the Indemnifying Party pursuant to this paragraph 9:

9.5.1	if the Company has complied with the provisions of paragraph 3.1.5 and the person asserting any Claim for which indemnity would otherwise be available was not delivered a copy of the Final Prospectus or was not provided with a copy of any Amendment which corrects any misrepresentation contained in the Final Prospectus which is the basis for such Claim and which Final Prospectus or Amendment is required under Securities Laws to be delivered to such person by the Underwriters or members of any Selling Firm; and

9.5.2	if and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable or a governmental authority in a final ruling from which no appeal can be made shall determine that a Claim to which an Indemnified Party may be subject has resulted from the gross negligence or willful misconduct of the Indemnified Party (provided that for greater certainty, an Underwriter’s failure to conduct such reasonable investigations so as to provide reasonable grounds for a belief that the Amended and Restated Preliminary Prospectus, Final Prospectus or any Amendment contained no misrepresentation (or, colloquially, to permit the Underwriter to sustain a “due diligence defense” under Securities Laws) shall not automatically be deemed to constitute “gross negligence” or “willful misconduct” for purposes of this paragraph 9.5.2 or otherwise automatically be deemed to disentitle an Indemnified Party from claiming indemnification or contribution).

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9.6	The Indemnified Parties shall be indemnified by the Indemnifying Party to the extent and manner as set out herein. Such indemnity shall be in addition to, and not in derogation or substitution for, any other liability that any party may have, or any right that any of the Indemnified Parties may have, apart from that indemnity. The rights of contribution provided in this paragraph 9 are in addition to and not in derogation or substitution of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

9.7	The Indemnifying Party hereby waives any right it may have of first requiring an Indemnified Party to proceed against, enforce any other right, power, remedy or security or claim payment from, any other person before claiming against it.

9.8	Notwithstanding any other section or provision contained herein, the rights to indemnity and contribution contained in this paragraph 9 shall survive the Closing Time and shall, subject to Section 16, continue in full force and effect unaffected by any disposition by the Underwriters of any or all of the Offered Securities.

10.	Expenses

10.1	Whether or not the transactions herein contemplated shall be completed, all reasonable expenses of or incidental to the Offering and the transactions herein contemplated including, without limitation: listing fees, expenses payable in connection with the qualification of the distribution of the Offered Securities, the fees and expenses of counsel for the Company, all fees and expenses of local counsel, all fees and expenses of the Auditors and Underwriters (including (i) consultant fees and (ii) fees of Underwriters’ legal counsel (up to a maximum of $130,000, plus disbursements and applicable taxes, subject to be increased upon the Company’s written consent, which consent shall not be unreasonably withheld), all reasonable costs and out of pocket expenses incurred in the marketing of the Offered Securities (including travel), all costs relating to roadshows, meetings and the preparation of audio-visual and other meeting materials and all costs incurred in connection with preparing, printing and providing commercial copies of the Initial Preliminary Prospectus, Amended and Restated Preliminary Prospectus, the Final Prospectus, the U.S. Placement Memorandum, any Amendment, marketing materials, other documents and certificates representing the Offered Securities, and all applicable taxes, shall be borne by and be for the account of the Company.

11.	Termination

11.1	In addition to any other remedies which may be available to the Underwriters, an Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on the Underwriter’s part, that Underwriter’s obligations under this Agreement if, prior to the Closing Time:

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11.1.1	any order to cease or suspend trading in any securities of the Company, or prohibiting or restricting the distribution of the Offered Shares is made, or any proceeding is announced or commenced for the making of any such order, by any securities regulatory authority, any stock exchange or by any other competent authority, and has not been rescinded, revoked or withdrawn;

11.1.2	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened or any order is issued by any Governmental Authority or otherwise (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters or the Selling Firms), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of the Underwriter operates to prevent or restrict the trading in the Common Shares or the distribution of the Offered Shares or which in the reasonable opinion of the Underwriter, acting in good faith, could be expected to have a material adverse effect on the market price or value of the Offered Shares or Common Shares, by giving the Company and, if applicable, the Lead Underwriter written notice to that effect not later than the Closing Time;

11.1.3	there shall occur any material change in the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Company Entities (taken as a whole) or any change in any material fact contained or referred to in the Final Prospectus or any Amendment, or there shall exist or be discovered by any Underwriter any material fact which is, or may be, of such a nature as to render the Final Prospectus or any Amendment, untrue, false or misleading in a material respect or result in a misrepresentation (other than a change or fact related solely to the Underwriters or the Selling Firms), which in the reasonable opinion of the Underwriter could be expected to have a material adverse effect on the market price or value of the Offered Shares or Common Shares, by giving the Company and, if applicable, the Lead Underwriter written notice to that effect not later than the Closing Time;

11.1.4	there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any action, law, regulation or inquiry which, in the reasonable opinion of the Underwriter, (i) materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or the United States either in general, or solely in respect of the biotechnology and healthcare sector, or the business, operations or affairs of the Company Entities (taken as a whole), or the market price or value of the Offered Shares or Common Shares or (ii) results in the Offered Shares to not be marketed profitably, by giving the Company and, if applicable, the Lead Underwriter written notice to that effect not later than the Closing Time; or

11.1.5	the Passport Decision Document for the Final Prospectus has not been received by the Qualification Deadline.

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If an Underwriter terminates its obligations hereunder pursuant to this paragraph 11, the Company’s liability hereunder to that Underwriter shall be limited to the Company’s obligations under paragraph 9 and payment of expenses referred to in paragraph 10 hereof.

12.	Reliance on Lead Underwriter, etc.

All steps or other actions which must or may be taken by the Underwriters in connection with this Agreement shall be taken by the Lead Underwriter, with the exception of the matters contemplated by paragraphs 2.1.4, 9, 11, 13 and 14, on the Underwriters’ behalf, and the execution of this offer by the Underwriters shall constitute the authority of the Company for accepting notification of any such steps or other actions from the Lead Underwriter.

13.	Underwriters’ Obligation to Purchase Offered Securities

13.1	The Underwriters’ obligation to purchase the Offered Securities at the Closing Time or Over-Allotment Closing Time, as applicable, shall be several and not joint, and the Underwriters’ respective obligations in this respect shall be as to the following percentages of the aggregate amount of Offered Securities to be purchased at that time:

Underwriter	Percentage
RBC Dominion Securities Inc.	55%
Roth Capital Partners, LLC	27.5%
Cormark Securities Inc.	17.5%

13.2	Except as set out below, if one or more of the Underwriters fails to purchase (each, a “Refusing Underwriter”) its or their applicable percentages of the aggregate amount of the Offered Securities at the Closing Time (the “Defaulted Shares”), the other Underwriter or Underwriters shall have the right, but shall not be obligated, to purchase on a pro rata basis (or in such other proportion as the remaining Underwriters may mutually agree) all, but not less than all, of the Defaulted Shares which would otherwise have been purchased by the Refusing Underwriter(s). Nothing in this paragraph 13.2 shall oblige the Company to sell to any or all of the Underwriters less than all of the aggregate amount of the Offered Securities or shall relieve any of the Underwriters in default hereunder from liability to the Company.

14.	Conditions

All of the terms and conditions contained in this Agreement to be satisfied by the Company prior to the Closing Time or Over-Allotment Closing Time, as applicable, shall be construed as conditions, and any breach or failure by the Company to comply with any of such terms and conditions shall entitle any Underwriter to terminate its obligations hereunder by written notice to that effect given to the Company prior to the Closing Time or Over-Allotment Closing Time, as applicable. It is understood and agreed that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding, any such waiver or extension must be in writing and signed by all the Underwriters. If an Underwriter elects to terminate its obligations hereunder the obligations of the Company hereunder shall be limited to the indemnity referred to in paragraph 9 hereof and the payment of expenses referred to in paragraph 10 hereof.

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15.	Survival

All warranties, representations, covenants and agreements of the Company herein contained (including its obligations under paragraphs 9 and 10 shall survive the purchase by the Underwriters of the Offered Securities and shall continue in full force and effect for the period hereinafter described, regardless of any investigation which the Underwriters may carry out or which may be carried out on behalf of the Underwriters or otherwise and notwithstanding any subsequent disposition by the Underwriters of the Offered Securities. Such warranties, representations, covenants and agreements of the Company shall survive for such maximum period of time as the Underwriters may be entitled to commence an action, or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or an Amendment or either of them, pursuant to applicable Securities Laws in any of the Qualifying Jurisdictions (and, for greater certainty, each of the Indemnified Parties shall be entitled to bring a claim for indemnification pursuant to paragraph 9 hereof within such period of time). Notwithstanding the foregoing, in the case of any fraud or fraudulent misrepresentation of the Company, the representations, warranties and covenants of the Company contained in this Agreement or in agreements, certificates or other documents referred to in this Agreement or delivered pursuant to this Agreement shall survive the purchase and sale of the Offered Securities and the termination of this Agreement and shall remain in full force and effect indefinitely.

16.	Securities Sales

The Company will not, without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld, during the period commencing on the signing of this Agreement and ending 90 days following the Closing Date, (i) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of directly or indirectly, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or such other securities of the Company, whether any such transaction referred to in clauses (i) or (ii) of this paragraph is to be settled by delivery of Common Shares or such other securities of the Company, in cash or otherwise, other than (a) the sale of the Offered Securities as contemplated in this Agreement, (b) issuances of Common Shares in connection with the exercise of obligations outstanding as at the date hereof, (c) issuances under any of the Company’s incentive plans existing as at the date hereof, (d) issuance of securities as consideration in connection with bona fide arm’s-length acquisitions or debt financings by the Company, or (e) issuance of securities in connection with any licensing or commercial transaction with a bona fide third party.

17.	Notice

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile on a Business Day to the following addresses:

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in the case of the Company:

2 Meridian Road
Toronto, Ontario
M9W 4Z7

Attention:        Dr. William Rice

Fax Number:   416-798-2200

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP
1150, rue de Claire Fontaine, 7th Floor

Québec, Québec

G1R 5G4

Attention:        Charles-Antoine Soulière

Facsimile:       418-521-3099

in the case of the Underwriters:

RBC Dominion Securities Inc.
Royal Bank Plaza, 200 Bay Street
South Tower, 4th Floor
Toronto, Ontario
M5J 2W7

Attention:        Matt Pittman

Fax Number:   416-842-6678

-and-

Roth Capital Partners, LLC
888 San Clemente Drive
Newport Beach, CA 92660

Attention:        Aaron M. Gurewitz

Fax Number:   949-720-7227

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-and-

Cormark Securities Inc.
Royal Bank Plaza

South Tower, Suite 2800

200 Bay Street

Toronto, Ontario M5J 2J2

Canada

Attention:        Jeff Kennedy

Fax Number:   416-943-6499

with a copy (which shall not constitute notice) to:

Torys LLP
79 Wellington Street West, Suite 3000
Box 270, TD Centre
Toronto, Ontario
M5K 1N2

Attention:        Cheryl Reicin

Fax Number:   416-865-7380

The Company or any of the Underwriters may change its address by notice given in the manner aforesaid. Any such notice or other communication shall be deemed to have been given on the day on which it was delivered or sent by facsimile if received during normal business hours; otherwise it shall be deemed to have been received by 9:00 a.m. on the next Business Day.

18.	Time of Essence

Time shall be of the essence of this Agreement.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of Ontario shall have non-exclusive jurisdiction over any dispute hereunder.

20.	Counterparts

This Agreement may be executed in several counterparts, including by facsimile, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

21.	Publicity

Neither the Company nor the Underwriters shall make any public announcement concerning the appointment of the Underwriters or the offering without the consent of the other parties, acting reasonably, and any public announcements shall be made in compliance with applicable Securities Laws. After completion of the Offering, the Underwriters shall be entitled to place advertisements in financial and other newspapers and journals at their own expense describing their services hereunder.

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22.	Acknowledgement by the Company

The Company hereby acknowledges that (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the Offering Price, is an arm’s-length commercial transaction between the Company, on the one hand, and each of the Underwriters and any affiliate through which it may be acting, on the other, (ii) each of the Underwriters is acting as principal and not as an agent or fiduciary of the Company, (iii) the engagement by the Company of each of the Underwriters in connection with the offering and sale of the Offered Securities and the process leading up to the offering and sale thereof is as independent contractors and not in any other capacity; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering and sale of the Offered Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the offering and sale of the Offered Securities.

23.	Underwriters’ Activities

The Company acknowledges that the Underwriters and their affiliates carry on a range of businesses, including providing banking, credit derivative, hedging and foreign exchange products and services, institutional and retail brokerage, investment advisory, research, investment management, securities lending and custodial services to clients (including companies that are or may be involved in the transactions contemplated in this Agreement or are affiliated with the Company) and trading in financial products as agent or principal. It is possible that the Underwriters and other entities in their respective groups that carry on those businesses may hold long or short positions, and may trade or otherwise effect or recommend transactions, in securities of companies or other entities (including the Company), which are or may be involved in the transactions contemplated in this Agreement or are affiliated with the Company and effect transactions in those securities for their own account or for the account of their respective clients. The Company agrees that these divisions and entities may hold such positions and effect such transactions without regard to the Company’s interest under this Agreement.

24.	Entire Agreement

Unless expressly otherwise agreed to in writing between the applicable parties, this Agreement, including Annex A hereto, constitutes the entire agreement among the Underwriters and the Company relating to the subject matter of this Agreement and supersedes all prior agreements between those parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement.

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25.	U.S. Offers

25.1	The Underwriters make the representations, warranties, covenants and agreements applicable to them in Annex A hereto and agree, on behalf of themselves and their U.S. Affiliates, if applicable, for the benefit of the Company, to comply with the U.S. selling restrictions imposed by the laws of the United States and set forth in Annex A hereto. Notwithstanding the foregoing provisions of this section, no Underwriter or its U.S. Affiliate will be liable to the Company under this section or Annex A hereto with respect to a violation by another Underwriter or its U.S. Affiliate of the provisions of this section or Annex A hereto if the former Underwriter or its U.S. Affiliate is not itself also in violation.

25.2	The Company makes the representations, warranties, covenants and agreements applicable to it in Annex A hereto.

[Remainder of page intentionally left blank. Signature pages follow.]

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If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing this letter at the place indicated and returning a copy to the Lead Underwriter on behalf of the Underwriters.

Yours very truly,
RBC DOMINION SECURITIES INC.

By:	(signed) Matt Pittman
Name:	Matt Pittman
Title:	Director

ROTH CAPITAL PARTNERS, LLC

By:	(signed) Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

CORMARK SECURITIES INC.

By:	(signed) Marwan Kubursi
Name:	Marwan Kubursi
Title:	Managing Director

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Accepted and agreed to as of March 27, 2014.

LORUS THERAPEUTICS INC.

By:	(signed) Gregory K. Chow
Name:	Gregory K. Chow
Title:	Chief Financial Officer

I have authority to bind the Company.

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Schedule A

FORM OF LOCK-UP AGREEMENT

RBC Dominion Securities Inc., as representative of the several Underwriters party to the Underwriting Agreement referred to below

Royal Bank Plaza, 200 Bay Street
South Tower, 4th Floor
Toronto, Ontario
M5J 2W7

Re: Lorus Therapeutics Inc. – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representative of the several Underwriters, have entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lorus Therapeutics Inc., a Canadian corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of common shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of RBC Dominion Securities Inc. (which consent shall not be unreasonably withheld), on behalf of the Underwriters, the undersigned will not, whether for his or her own account or for the account of another, and will cause any spouse, immediate family member of the undersigned or immediate family member of the spouse living in the undersigned’s household, or any trust of which any of the foregoing individuals are beneficiaries, to not in any manner, for a period commencing on the date hereof and terminating as described below, during the period ending 90 days after the closing date of the Public Offering:

(1) offer, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with Canadian securities laws and securities which may be issued upon exercise of a stock option or warrant); or

(2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares;

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, in each case other than (A) transfers of Common Shares as a bona fide gift or gifts, or (B) transfers of Common Shares pursuant to a third party take-over bid made to all shareholders of the Company or similar acquisition transaction provided that in the event that the take-over or acquisition transaction is not completed, any Common Shares shall remain subject to the restrictions contained in this Letter Agreement; provided that in the case of any transfer or distribution pursuant to clause (A), each donee shall execute and deliver to RBC Dominion Securities Inc. a lock-up letter in the form of this paragraph.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of Province of Ontario, without regard to the conflict of laws principles thereof.

Very truly yours,

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ANNEX A

TO

UNDERWRITING AGREEMENT

U.S. Selling Restrictions

As used in this Annex A, the following terms shall have the meanings indicated:

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902 of Regulation S;

“Foreign Issuer” shall have the meaning ascribed thereto in Rule 902 of Regulation S;

“Foreign Private Issuer” shall have the meaning ascribed thereto in Rule 405 of the U.S. Securities Act;

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act;

“Preliminary U.S. Private Placement Memorandum” means, the preliminary private placement memorandum dated on or about the date of the Amended and Restated Preliminary Prospectus prepared in accordance with the securities laws of the United States in respect of sales of Offered Securities to Qualified Institutional Buyers under Rule 144A in the form approved by the Company and the Underwriters, as the foregoing may be amended;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902 of Regulation S;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

“U.S. Private Placement Memorandum” means the private placement memorandum dated on or about the date of the Final Prospectus prepared in accordance with the securities laws of the United States in respect of sales of Offered Securities to Qualified Institutional Buyers under Rule 144A, in the form approved by the Company and the Underwriters, as the foregoing may be amended.

All other capitalized terms used but not otherwise defined in this Annex A shall have the meanings assigned to them in the Underwriting Agreement to which this Annex A is attached.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter, separately and not jointly, acknowledges, on behalf of itself and, other than ROTH, its U.S. Affiliates, that the Offered Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold to any person within the United States except pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, each Underwriter, separately but not jointly, on behalf of itself and, other than ROTH, its U.S. Affiliates, represents, warrants and covenants to the Company that:

1.	It has not offered and sold, and will not offer and sell (a) any of the Offered Securities outside of the United States except in an offshore transaction in accordance with Rule 903 of Regulation S or (b) any of the Offered Securities in the United States except in accordance with Rule 144A as provided below. Accordingly, neither the Underwriter, its affiliates nor any persons acting on their behalf has engaged or will engage in, has made or will make or has facilitated or will facilitate the making of (except as permitted below) (i) any offer to sell or any solicitation of an offer to buy any Offered Securities to any person in the United States; (ii) any sale of Offered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Underwriter, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States; or (iii) any Directed Selling Efforts, General Solicitation or General Advertising in the United States with respect to the Offered Securities.

2.	All offers and sales of the Offered Securities in the United States will be effected (other than by ROTH) by or through the U.S. Affiliate of the Underwriter, duly registered under Section 15 the U.S. Exchange Act and applicable state securities laws (unless exempted from the respective state’s broker-dealer registration requirements), or otherwise pursuant to Rule 15a-6 under the U.S. Exchange Act and will be effected in accordance with all applicable U.S. broker-dealer requirements. Each U.S. Affiliate of the Underwriter purchasing Offered Securities in the United States, and shall be on the date of any sale of the Offered Securities, is a Qualified Institutional Buyer and a member in good standing with FINRA. ROTH is duly registered under Section 15 of the U.S. Exchange Act and applicable state securities laws (unless exempted from the respective state’s broker-dealer registration requirements).

3.	Any offer or solicitation of an offer to buy Offered Securities by it or its U.S. Affiliate that has been made or will be made in the United States and any sale of Offered Securities by it or its U.S. Affiliate in the United States was or will be made by the Underwriters or their U.S. Affiliates, acting as principals, in accordance with Rule 144A only to persons they reasonably believe to be Qualified Institutional Buyers in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws. All offers and sales of Offered Securities in the United States by the Underwriter or its U.S. Affiliate were made and will be made in compliance with all applicable United States federal and state broker-dealer requirements and all applicable rules of FINRA.

4.	Immediately prior to soliciting such offerees, the Underwriter and its U.S. Affiliate, if applicable, had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer.

ANNEX A - Page 2

5.	At closing, it, together with its U.S. Affiliate selling Offered Securities in the United States, if applicable, will provide a certificate, substantially in the form of Exhibit A to this Annex A relating to the manner of the offer and sale of the Offered Securities in the United States.

6.	The Underwriter shall inform (and shall cause its U.S. Affiliate to inform, if applicable) each purchaser to whom it or its U.S. Affiliate sells Offered Securities in the United States that such securities have not been and will not be registered under the U.S. Securities Act and are being sold to it in reliance on the exemption from registration under the U.S. Securities Act provided by Rule 144A.

7.	The Underwriter shall or shall cause its U.S. Affiliate to deliver a copy of the Preliminary U.S. Private Placement Memorandum or the U.S. Private Placement Memorandum, to each of its offerees in the United States and a copy of the U.S. Private Placement Memorandum and any Amendment to each purchaser of the Offered Securities in the United States at or prior to the time of purchase of Offered Securities.

8.	Neither the Underwriter, its U.S. Affiliate or any person acting on its behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities.

9.	Prior to the completion of any sale of Offered Securities in the United States, the Underwriter or its U.S. Affiliate, as applicable, will cause each purchaser purchasing Offered Securities pursuant to Rule 144A (a “U.S. Purchaser”) to provide to the Underwriter or its U.S. Affiliate, as applicable, a duly executed investment letter in the form attached to the U.S. Private Placement Memorandum as Exhibit A.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees (provided that for purposes of the following representations, warranties, covenants and agreements of the Company, none of the Underwriters, their U.S. Affiliates, the Selling Firms or anyone acting on any of their behalf will be deemed to be an affiliate or a person acting on behalf of the Company) that:

1.	The Company, as of the Closing Date is and as of any Over-Allotment Closing Time will be, a Foreign Private Issuer and reasonably believed at the commencement of the offering of the Offered Securities that there was, and reasonably believes there is and will be on the Closing Date and any Additional Closing Time, no Substantial U.S. Market Interest in the Common Shares.

2.	For so long as the Offered Securities which have been sold in the United States pursuant hereto are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if the Company is neither (i) subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act nor (ii) exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, the Company shall provide to any holders of the Offered Securities which have been sold in the United States pursuant hereto, or to any prospective purchasers of the Offered Securities designated by such holders, upon request of such holders or prospective purchasers, at or prior to the time of resale, the information required to be provided by Rule 144A(d)(4) under the 1933 Act (so long as such requirement is necessary in order to permit holders of the Offered Securities to effect resales under Rule 144A).

ANNEX A - Page 3

3.	Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any Directed Selling Efforts with respect to the Offered Securities or in any form of General Solicitation or General Advertising with respect to the Offered Securities in the United States.

4.	The Offered Securities are not, and as of the Time of Closing or any Over-Allotment Closing Time the Offered Securities will not be, and no securities of the same class as any of the Offered Securities are or will be, (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act; (ii) quoted in an “automated inter-dealer quotation system”, as such term is used in the U.S. Exchange Act; or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) or exercisable at an effective premium (calculated as specified in paragraph (a)(7) of Rule 144A), in each case, of less than ten percent for securities so listed or quoted.

5.	The Company is not now and as a result of the sale of the Offered Securities contemplated hereby or the application of the proceeds of the sale of the Offered Securities will not be, an open-ended investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.	Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has offered or will offer the Offered Securities except through the Underwriters and their U.S. Affiliates pursuant to this Annex A to the Underwriting Agreement, nor has the same taken or will take any action which would cause any exemptions or exclusions from the registration requirements of the U.S. Securities Act, including those provided by Rule 903 of Regulation S, Section 4(a)(2) of the U.S. Securities Act and Rule 144A, to be unavailable for the offer and sale of the Offered Securities.

7.	In connection with offers and sales of Offered Securities outside of the United States, the Company, its affiliates and any person acting on its or their behalf have complied and will comply with the requirements for an “offshore transaction” within the meaning of Regulation S.

8.	None of the Company, its affiliates or any person acting on its or their behalf has taken or will take any action, directly or indirectly, that would constitute a violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities.

ANNEX A - Page 4

Exhibit A TO Annex A
UNDERWRITERS’ CERTIFICATE

In connection with the private placement in the United States of the common shares (the “Offered Shares”) of Lorus Therapeutics Inc. (the “Company”) pursuant to the Underwriting Agreement dated March 27, 2014 among the Company and the Underwriters named therein (the “Underwriting Agreement”), each of the undersigned does hereby certify as follows:

1.          [Name of U.S. broker-dealer affiliate] [Roth Capital Partners, LLC] is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and in good standing with the Financial Industry Regulatory Authority, Inc. on the date hereof;

2.          each offeree in the United States to which the undersigned offered Offered Shares was provided with a copy of the Preliminary U.S. Private Placement Memorandum or the U.S. Private Placement Memorandum and the documents incorporated by reference therein for the offering of the Offered Shares in the United States and each purchaser of Offered Shares in the United States to which the undersigned sold Offered Shares was provided with a copy of the U.S. Private Placement Memorandum prior to the time of purchase of Offered Shares;

3.          immediately prior to our transmitting such Preliminary U.S. Private Placement Memorandum or U.S. Private Placement Memorandum to such offerees, we had reasonable grounds to believe and did believe that each such offeree was, and continue to believe that each such offeree who is purchasing Offered Shares in the United States from us is, a Qualified Institutional Buyer;

4.          each U.S. Purchaser has provided a duly executed investment letter in the form attached to the U.S. Private Placement Memorandum as Exhibit A to the Underwriter or its U.S. Affiliate, as applicable;

5.          no form of General Solicitation (as defined in the Underwriting Agreement) or General Advertising (as defined in the Underwriting Agreement) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Shares in the United States; and

6.          the offering of the Offered Shares in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

DATED this ■ day of ■, 2014.

[UNDERWRITER]		[U.S. BROKER-DEALER AFFILIATE]

Per:		Per:
	Name:		Name:
	Title:		Title:

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